FORM OF PROXY

DELTA NATURAL GAS COMPANY, INC.
Holders of Common Stock
Appointment of Proxy

For the Annual Meeting of Shareholders
To Be Held November 17, 2011 at 10:00 a.m.
at the Principal Office of the Company at
3617 Lexington Road, Winchester, Kentucky

The undersigned hereby appoints Glenn R. Jennings and John B. Brown, and either of them with power of substitution, as proxies to vote the shares of Common Stock of the undersigned in Delta Natural Gas Company, Inc. at the Annual Meeting of its Shareholders to be held November 17, 2011 and at any adjournments thereof, upon matters that may properly come before the meeting, including the matters identified (and in the manner indicated) on the reverse side of this proxy and described in the proxy statement furnished herewith.

This proxy is solicited on behalf of the Board of Directors.  It will be voted as specified.  If not specified, the shares represented by this proxy will be voted FOR proposals 1 and 3 and FOR all of the nominees listed in proposal 2.  In addition, if not specified, on proposal 4 this proxy will be voted for the ONE YEAR vote frequency preference.  In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof, to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission, and by applicable state laws (including matters that the proxy holders do not know, a reasonable time before this solicitation is to be presented).

Please sign and date this proxy on the reverse side, and return it promptly in the enclosed envelope.

DELTA NATURAL GAS COMPANY, INC.

Using a black ink pen, mark your votes with                                                                                     ☒
an X as shown in this example.  Please do not
write outside the designated areas.
____________________________________________________________________________________________________________________________________________________________________

Annual Meeting Proxy Card
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Please fold along the perforation, detach and return the bottom portion in the enclosed envelope.
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A.	Proposals

The Board of Directors recommends a vote FOR proposals 1 and 3 and FOR all of the nominees listed in proposal 2.

		For	Against	Abstain
1.	Ratification of the Appointment of Deloitte & Touche
2.	LLP as Delta's Independent Registered Public Accounting Firm Election of Directors:	*	*	*

For Withhold
Glenn R. Jennings *	* *

For Withhold
Lewis N. Melton *	* *

For Withhold
Arthur E. Walker, Jr. *	* *

* Each for three year term expiring in 2014.

		For	Against	Abstain
3.	Non-binding, advisory vote to approve the
	compensation paid our named executive officers	*	*	*

The Board of Directors recommends that you select ONE YEAR as your preference on proposal 4 below.

		One Year	Two Years	Three Years	Abstain
4.	Non-binding, advisory vote on whether the shareholder vote on our named executive officers’ compensation should occur every 1, 2 or 3 years	*	*	*	*

B.	Non-Voting Items

Change of Address – Please print new address below.

C.	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below.

Please sign exactly as name(s) appears hereon.   Joint owners should each sign.  When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.